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                                                                    EXHIBIT 2.02
                                                                    ------------

                              ARTICLES OF MERGER

                                      OF

                                EO CORPORATION,
                           a Washington corporation

                                 WITH AND INTO

                              EGGHEAD.COM, INC.,
                           a Washington corporation

                       In accordance with RCW 23B.11.050


The undersigned, John Labbett, being the Secretary and Treasurer of EO Corporation, a Washington corporation, and Brian W. Bender, being the Vice President, Chief Financial Officer and Secretary of Egghead.com, Inc., a Washington corporation, DO HEREBY CERTIFY as follows:

     1. The constituent corporations in the merger (the "Merger") are EO Corporation, a Washington corporation ("EO Corporation"), and Egghead.com, Inc.,
a Washington corporation ("Egghead").   EO Corporation shall be merged with and
into Egghead in the Merger and the surviving corporation shall be Egghead. In connection with the merger, Egghead shall change its name to EO Corporation.

     2. An Agreement and Plan of Merger dated as of July 13, 1999 (the "Merger Agreement") has been approved, adopted, and executed by each of the constituent corporations in accordance with RCW 23B.11.010. The Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference.
                                ---------

     3. The Merger was duly approved by the shareholders of each of the constituent corporations in accordance with RCW 23B.11.030.

     4. The Merger shall become effective upon filing these Articles of Merger with the Office of the Secretary of State of the State of Washington.
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     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of this 19th day of November, 1999.

                                    EO CORPORATION,
                                    a Washington corporation


                                    By: /s/ John E. Labbett
                                        ----------------------------------
                                        John Labbett, Secretary and Treasurer


                                    EGGHEAD.COM, INC.,
                                    a Washington corporation


                                    By: /s/ Brian W. Bender
                                        ----------------------------------
                                        Brian W. Bender, Vice President,
                                        Chief Financial Officer and Secretary

          [Exhibit A is incorporated herein by reference to Exhibit 2.01 to Onsale's current report on Form 8-K, filed with the Commission on July 23, 1999]